Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 25, 2008 with respect to the financial statements of John Hancock Life Insurance Company of New York, which are contained in the Statement of Additional Information in Pre-Effective Amendment No. 2 in the Registration Statement (Form N-6 No. 333-148992) and the related Prospectus of John Hancock Life Insurance Company of New York Separate Account B.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 6, 2008

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 15, 2008 with respect to the financial statements of John Hancock Life Insurance Company of New York Separate Account B, which are contained in the Statement of Additional Information in Pre-Effective Amendment No. 2 in the Registration Statement [Form N-6 No. 333-148992] and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B.

/s/ Ernst & Young LLP
Toronto, Canada,	Chartered Accountants
October 6, 2008	Licensed Public Accountants